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                                                                  Exhibit h(vii)

                  AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                  ------------------------------------------

                                     Among

                        CIGNA VARIABLE PRODUCTS GROUP,
                        -----------------------------

                        CIGNA FINANCIAL SERVICES, INC.
                        ------------------------------

                                      and

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                  ------------------------------------------

          AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT, made as of March 17, 2000 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), CIGNA VARIABLE PRODUCTS GROUP, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and CIGNA Financial Services, Inc. (the "Underwriter"), a Connecticut corporation.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Fund and the Underwriter entered into a participation agreement dated as of December 1, 1997 (the "Agreement"); and

          WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding Connecticut General Life Insurance Company Private Placement Flexible Premium Universal Life Insurance Separate Account HG, Connecticut General Life Insurance Company Private Placement Variable Life Insurance Separate Account LM, Connecticut General Life Insurance Company Private Placement Gerber Taylor Separate Account GT and Connecticut General Life Insurance Company Private Placement Multiple Hedge Fund Strategies Separate Account MHS to those Accounts set forth on Schedule A to the Agreement;

          NOW, THEREFORE, the Company, the Fund and the Underwriter hereby amend the Agreement by deleting Schedule A and replacing it with Schedule A attached hereto.

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     By:    /s/ Jeffrey S. Winer
            -----------------------------------

     Name:  Jeffrey S. Winer
            -----------------------------------

     Title: Vice President
            -----------------------------------

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     CIGNA VARIABLE PRODUCTS GROUP

     By:    /s/ Jeffrey S. Winer
            ___________________________________

     Name:   Jeffrey S. Winer
            -----------------------------------

     Title:  Vice President and Secretary
             ----------------------------------


     CIGNA FINANCIAL SERVICES, INC.


     By:    /s/ Russell W. Anderson
            ___________________________________

     Name:  Russell W. Anderson
            -----------------------------------

     Title:  President
             ----------------------------------

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                                  Schedule A
                                  ----------

The following is a list of separate accounts and contract forms for which one or more portfolios of CIGNA Variable Products Group are to be made available by Connecticut General Life Insurance Company:


                                            Policy Form Numbers of Contracts
Name of Separate Account                    Funded By Separate Account
------------------------                    --------------------------

CG Variable Life Insurance                  XX605481 - Group Flexible Premium
Separate Account A                          Variable Life Insurance Policy, -
established May 22, 1995                    Nonpar

CG Variable Life Insurance                  LN605, LN615 and state variations
Separate Account II,                        thereof
established July 6, 1994

CG Corporate Insurance                      LN620, together with riders, and
Variable Life Insurance                     state variation thereof
Account 02, established
February 23, 1996

CG Variable Life Insurance                  LN601, together with riders, and
Separate Account FE,                        state variation thereof
established March 21, 1997

CG Variable Annuity Separate                AN425, AN426, together with riders,
Account II, established                     and state variation thereof
January 25, 1994

CG Variable Annuity Account I
established March 12, 1968

CG Variable Annuity Account II
established March 12, 1968

Connecticut General Life Insurance          LN604, together with riders, and
Company Private Variable Universal          state variation  thereof
Life  Separate Account PG
established November 25, 1998

Connecticut General Life Insurance          LN613 and LN601, together with
Company Private Placement Flexible          riders, and state variation thereof
Premium Universal  Life Insurance
Separate Account HG
established May 22, 1997

Connecticut General Life Insurance          LN601NJ-98, together with riders
Company  Private Placement Variable         and state variation thereof
Life Insurance  Separate Account LM
established May 28, 1998

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Connecticut General Life Insurance          LN604, LN613 and LN601, together
Company  Private Placement Gerber           with riders, and state variation
Taylor Separate  Account GT                 thereof

Connecticut General Life Insurance          LN604, LN613 and LN601, together
Company  Private Placement Multiple         with riders, and state variation
Hedge Fund  Strategies Separate             thereof
Account MHS